Exhibit 99

AIRO Reports Third Quarter 2025 Results; Progress on Drone Deliveries and Strong Liquidity Position

AIRO, Through Its Leading Drone Technology Business, Sky-Watch, Secures $4.5M Development Program to Advance Counter-Electronic Warfare Technologies

McLean, VA – November 14, 2025 – AIRO Group Holdings, Inc. (NASDAQ: AIRO) (“AIRO” or the “Company”), a global leader in advanced aerospace and defense technologies, today announced financial results for the third quarter ended September 30, 2025.

Third Quarter 2025 Financial Highlights

●	Revenue: $6.3 million in Q3 2025, with approximately $20 million of Drone shipments shifting into Q4 2025.

○	As of November 14, 2025, booked fourth quarter revenue of $24.5 million.
○	YTD Revenue of $42.6 million, versus $47.2 million in the prior-year period.

●	Gross margin (YTD): 58.1%, versus 64.7% in the prior-year period.

●	Net loss: $(8.0) million in Q3, improved from $(30.3) million in the prior-year quarter.

●	EBITDA: $(5.7) million in Q3, improved from $(23.1) million in the prior-year quarter. YTD EBITDA of $15.9 million improvement from $(21.7) million in the prior-year period.

●	Adjusted EBITDA: $(8.0) million in Q3, compared to $10.9 million in the prior-year quarter.

●	Balance sheet: Completed an upsized $89.4 million follow-on public offering, strengthening liquidity to support growth initiatives.

●	Outlook: The Company expects full-year 2025 revenue to exceed 2024 revenue of $86.9 million.

Operational Highlights

●	Nord Drone Group joint venture (JV) signed. Signed a Joint Venture Agreement in November 2025 focused on accelerating deployment of combat-proven UAS across the U.S., Ukraine, and NATO markets. Under the proposed structure, AIRO will contribute manufacturing oversight, R&D, and government procurement expertise, while Nord Drone brings proprietary technologies, production facilities, and established defense relationships. Nord Drone currently produces roughly 4,000 drones per month, with capacity to scale to 25,000 units, and its systems are already active in frontline operations. This collaboration will integrate Nord Drone’s high-volume, battlefield-tested platforms with AIRO’s RQ-35 Heidrun and broader unmanned portfolio, significantly broadening our reach and accelerating our ability to meet allied operational needs. The consummation of the JV is subject to a number of closing conditions.

●	Sky-Watch awarded $4.5 million to develop advanced Counter Electronic Warfare (CEW). AIRO’s leading drone technology business, Sky-Watch, in partnership with Aalborg University—renowned for its engineering excellence—and a leading technology collaborator, has been awarded $4.5 million to develop advanced CEW capabilities for integration across Sky-Watch UAS platforms. Building on the operational success of the RQ-35 ISR drone, already trusted for missions in GNSS/GPS-denied and EW-contested environments, this program is focused on critical onboard systems designed to help customers operate in even harsher conditions and counter high-energy, targeted EW threats. Development is expected to begin in Q1 2026, with the first demonstrator expected mid-2026, reinforcing AIRO’s commitment to providing the warfighter with dynamic, resilient tools for the most challenging operational theaters.

●	Bullet (Degree-Trans LLC) interceptor drone LOI. Signed a Letter of Intent in October 2025 to establish a 50/50 joint venture to produce and deploy Bullet’s combat-proven fixed-wing UAV technology across the United States, NATO defense markets and Ukraine. Under the terms of the LOI, AIRO intends to integrate Bullet’s high-speed, modular interceptor drone platform into U.S. manufacturing and defense infrastructure. The advanced interceptor drone achieves remarkable speeds of up to 300 mph, establishing it as one of the fastest unmanned aerial defense systems available. The LOI is non-binding and subject to the execution of a definitive JV agreement.

●	U.S. manufacturing expansion announced. Initiated plans for a new U.S. manufacturing and engineering site to scale RQ-35 Heidrun production and accelerate next-generation drone development. The facility is expected to support AS9100 aerospace quality standards and serve defense and select commercial customers.

●	Electric Air Mobility: cargo drone and Canada expansion. Introduced a medium lift cargo UAV concept for middle mile logistics supported by Jaunt Air Mobility’s Slowed Rotor Compound (SRC) technology, and expanded activities within Québec’s YMX Innovation Zone to advance testing, certification, and early deployment. Jaunt is pursuing approximately $34 million in Canadian support through grants, reimbursements, and tax incentives, with about 30 percent already committed and the balance subject to additional program approvals.

“While our third quarter revenue was impacted by timing delays related to customer-requested capability enhancements to certain drone platforms, I’m pleased with our overall progress during the first nine months of 2025,” said Joe Burns, Chief Executive Officer of AIRO.

Dr. Chirinjeev Kathuria, Executive Chairman, added, “We are continuing to see strong demand within the broader drone industry and unprecedented tailwinds driven by evolving defense requirements and the proven effectiveness of unmanned systems in modern conflicts. Our current and expected partnerships with battle-tested Ukrainian technology providers like Bullet and Nord Drone Group position us at the forefront of next-generation unmanned systems development.”

Third Quarter 2025 Financial Results

Third quarter revenue was $6.3 million, compared to $23.7 million in the prior-year period. The decrease reflects shipment timing in the Drones segment after customer-requested capability enhancements, which shifted approximately $20 million of planned third quarter deliveries into the fourth quarter. As of November 14, 2025, the Company has booked fourth quarter revenue totaling $24.5 million.

Training revenue increased by $0.9 million to $1.6 million in the third quarter of 2025 compared to prior-year period, driven by higher activity under multiple IDIQ contracts and higher-margin ground target vehicle programs. The Company submitted a sources-sought response for the next Naval Special Warfare contract, projected at approximately $20 million over five years, reinforcing Coastal Defense’s role as a trusted provider of specialized military flight training to the U.S. and allied nations.

Gross profit was $2.8 million, down from $16.3 million in the prior year. Gross margin was 44.4% as compared to 68.7% in the prior year, reflecting product mix and shipment timing, particularly in Drones.

Net loss was $8.0 million compared to $30.3 million in the third quarter of 2024, reflecting lower one-time items and overall operating cost controls.

EBITDA was $(5.7) million, an improvement from $(23.1) million in the prior-year period. Adjusted EBITDA was $(8.0) million compared to $10.9 million in the prior-year quarter, primarily reflecting the revenue timing and increased operating expenses as noted above and increased operating expenses as the Company scales its public company operations.

As of September 30, 2025, cash and restricted cash totaled $83.7 million. During the quarter the Company completed an upsized underwritten public offering of 4,830,000 shares of common stock, including the full exercise of the underwriters’ option to purchase 630,000 additional shares on September 12, 2025, for gross proceeds of $89.4 million before underwriting discounts, commissions, and expenses. The Company used $19.4 million of proceeds to repurchase 1.1 million shares of its common stock from certain existing stockholders and intends to use the remaining proceeds to fund growth initiatives across its operating segments and to pursue opportunistic acquisitions of complementary businesses, products, services, or technologies that align with its strategy.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. See “Non-GAAP Financial Measures” below for the definition of each non-GAAP financial measure and the tables that follow for a reconciliation of each of these non-GAAP measures to net (loss) income, the most comparable GAAP measure.

Outlook

The Company expects full-year 2025 revenue to exceed 2024 revenue of $86.9 million, subject to supplier deliveries and customer acceptance as AIRO incorporates customer-requested capability enhancements on certain drone models.

Conference Call and Webcast

AIRO will host a conference call to discuss its third quarter 2025 results and business outlook on November 14, 2025, at 8:00 am ET. Participants can join the call by dialing 1 (800)-715-9871 (US) or 1 (646)-307-1963 (international) and enter the access code 7911023. To listen to the live audio webcast and Q&A, visit the Event & Presentations section of AIRO’s investor relations website at AIRO Group Holdings, Inc. - Events & Presentations, or by clicking on the link HERE. To avoid delays, it is recommended that participants dial into the conference call 15 minutes ahead of the scheduled start time.

A replay of the webcast will be available on the website within 24 hours after the call. The earnings press release, and related materials will also be available on AIRO’s investor relations website at https://investor.theairogroup.com/.

About AIRO

AIRO Group Holdings is a next-generation aerospace and advanced air mobility platform driving innovation in defense and commercial markets. Headquartered in McLean, VA, with operations in the U.S., Canada, and Denmark, AIRO combines global reach with deep technical expertise. Through a vertically integrated model and a differentiated technology portfolio, AIRO delivers solutions across four high-growth segments: Drones, Avionics, Training, and Electric Air Mobility.

Forward-Looking Statements

The statements contained in this press release that are not historical facts are forward-looking statements. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates,” or “anticipates,” or similar expressions which concern our strategy, plans, projections or intentions. These forward-looking statements may be included throughout this press release, and include, but are not limited to, statements relating to estimates and forecasts of financial and performance metrics, including fourth quarter and full year 2025 expected results, statements regarding AIRO’s joint venture with Nord Drone Group and proposed joint venture with Bullet, including the goals of, and opportunities for, each joint venture and the ability to consummate the joint ventures on the terms described herein or at all and the timing thereof, the timing and development of CEW capabilities, AIRO’s plans for a manufacturing and engineering development facility, expectations concerning expanded Canadian operations, future products and developments, the intended use of proceeds from AIRO’s follow-on offering, the market acceptance and opportunity of AIRO’s products and services, and other statements that are not historical fact. By their nature, forward-looking statements are not statements of historical fact or guarantees of future performance and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify, including those described in the section titled “Risk Factors” in AIRO’s Quarterly Report on Form 10-Q for the period ended June 30, 2025 filed with the Securities and Exchange Commission (“SEC”) on August 13, 2025 as well as other filings AIRO may make with the SEC in the future. Forward-looking statements represent AIRO’s management’s beliefs and assumptions only as of the date such statements are made. AIRO undertakes no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Non-GAAP Financial Measures

To supplement its condensed consolidated financial statements prepared and presented in accordance with GAAP, AIRO uses EBITDA, Adjusted EBITDA and Adjusted EBITDA margin, as described below, to facilitate analysis of its financial and business trends and for internal planning and forecasting purposes. AIRO defines (1) EBITDA as net income (loss) before interest expense, income tax expense (benefit), depreciation and amortization, (2) Adjusted EBITDA as net income (loss) before interest expense, income tax expense (benefit), depreciation and amortization, gain on extinguishment of debt, stock-based compensation, contingent consideration and warrant fair value adjustments, goodwill impairment, and other one-time adjustments related to the IPO, and (3) Adjusted EBITDA margin as Adjusted EBITDA divided by revenue. The above items are excluded from EBITDA and Adjusted EBITDA because these items are either non-cash in nature, or because the amount and timing of these items is unpredictable, or because they are not driven by core results of operations, thereby rendering comparisons with prior periods and competitors less meaningful. AIRO believes EBITDA, Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating its results of operations, as well as provides useful measures for period-to-period comparisons of its business performance. Moreover, Adjusted EBITDA is a key measurement used by AIRO management internally to make operating decisions, including those related to analyzing operating expenses, evaluating performance, and performing strategic planning and annual budgeting.

There are limitations associated with the use of non-GAAP financial measures. These non-GAAP financial measures should not be considered as alternatives to performance measures derived in accordance with GAAP. AIRO’s presentation of these non-GAAP financial measures should not be construed to imply that its future results will be unaffected by items that are excluded from these metrics. In addition, AIRO’s definitions of these non-GAAP financial measures may be different from similarly titled non-GAAP measures used by other companies. These non-GAAP financial measures have limitations as an analytical tool, and you should not consider any of these non-GAAP financial measures in isolation or as a substitute for analysis of our results as reported under GAAP. See the tables that follow for a reconciliation of EBITDA and Adjusted EBITDA to net income (loss), and Adjusted EBITDA Margin to net income (loss) margin, the most directly comparable financial measures stated in accordance with GAAP.

AIRO GROUP HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash	$83,485,824	$20,740,590
Restricted cash	192,921	170,088
Accounts receivable, net	1,255,800	8,960,705
Related party receivables	384,164	790,967
Inventory	16,194,693	8,822,721
Prepaid expenses and other current assets	5,086,596	2,309,676
Deferred offering costs	-	798,796
Total current assets	106,599,998	42,593,543
Property and equipment, net	7,943,414	6,833,817
Right-of-use operating lease assets	2,151,438	352,486
Goodwill	571,568,402	557,508,331
Intangible assets, net	86,063,523	93,502,277
Other assets	249,436	208,333
Total assets	$774,576,211	$700,998,787

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,247,481	$16,439,760
Related party payables	710,557	1,099,970
Accrued expenses	11,645,845	17,457,155
Operating lease liabilities, current	505,772	212,591
Deferred revenue	2,797,747	10,339,978
Related party borrowings	5,619,063	5,971,281
Revolving lines of credit	-	126,589
Current maturities of debt	4,459,378	27,992,450
Investor notes at fair value	1,716,712	13,819,000
Deferred compensation	365,477	-
Due to seller	-	3,147,762
Total current liabilities	32,068,032	96,606,536
Long-term debt, net of current maturities	674,746	688,270
Long-term deferred compensation	-	11,218,573
Deferred tax liability	523,868	767,331
Long-term deferred revenue	9,619	10,158
Operating lease liabilities, noncurrent	1,702,800	146,214
Other long-term liabilities	50,000	50,000
Contingent consideration	-	42,782,276
Total liabilities	35,029,065	152,269,358

Stockholders’ equity:
Common stock	31	16
Additional paid-in capital	962,397,353	764,691,988
Stockholder loan	(5)	(5)
Treasury shares	(20,011,133)	-
Accumulated other comprehensive income (loss)	7,678,527	(9,509,285)
Accumulated deficit	(210,517,627)	(206,453,285)
Total stockholders’ equity	739,547,146	548,729,429
Total liabilities and stockholders’ equity	$774,576,211	$700,998,787

AIRO GROUP HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Revenue	$6,283,692	$23,685,377	$42,628,570	$47,205,649
Cost of revenue	3,493,750	7,403,642	17,871,536	16,661,748
Gross profit	2,789,942	16,281,735	24,757,034	30,543,901

Operating expenses:
Research and development	4,124,171	3,258,612	11,891,640	9,576,867
Sales and marketing	1,602,461	1,557,498	4,793,682	4,217,556
General and administrative	9,043,189	3,838,776	42,821,681	12,279,659
Goodwill impairment	-	37,994,000	-	37,994,000
Total operating expenses	14,769,821	46,648,886	59,507,003	64,068,082
Loss from operations	(11,979,879)	(30,367,151)	(34,749,969)	(33,524,181)
Other income (expense):
Interest income (expense), net	79,665	(1,675,616)	(9,197,656)	(2,917,364)
Gain on extinguishment of debt	-	-	15,559,069	-
Other income, net	3,325,049	4,095,037	26,055,344	2,312,872
Total other income (expense)	3,404,714	2,419,421	32,416,757	(604,492)
Loss before income tax benefit (expense)	(8,575,165)	(27,947,730)	(2,333,212)	(34,128,673)
Income tax benefit (expense)	613,149	(2,382,796)	(1,731,130)	(3,811,383)
Net loss	$(7,962,016)	$(30,330,526)	$(4,064,342)	$(37,940,056)

Net loss per share – basic and diluted (1)	$(0.28)	$(1.85)	$(0.19)	$(2.32)

Weighted-average number of shares of common stock used in computing net income (loss) per share, basic and diluted (1)	28,248,045	16,387,180	21,085,294	16,387,180

(1)	Prior year share and per share amounts have been retroactively adjusted to reflect the impact of a 1-for-1.7 reverse stock split effected on March 7, 2025.

AIRO GROUP HOLDINGS, INC.

Adjusted EBITDA Reconciliation

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except percentages)	2025	2024	2025	2024
Net loss	$(7,962)	$(30,331)	$(4,065)	$(37,940)
Depreciation and amortization	2,910	3,134	9,035	9,478
Income tax (benefit) expense	(613)	2,383	1,731	3,811
Interest (income) expense, net	(80)	1,675	9,198	2,917
EBITDA	(5,745)	(23,139)	15,899	(21,734)
Gain on extinguishment	-	-	(15,559)	-
Stock-based compensation	1,092	122	19,855	593
Contingent consideration fair value adjustments	-	(4,100)	(20,272)	(2,400)
Warrant fair value adjustment	-	-	(1,843)	-
Goodwill impairment	-	37,994	-	37,994
IPO contingencies[1]	(3,391)	-	(1,322)	-
Adjusted EBITDA	$(8,044)	$10,877	$(3,242)	$14,453

Net loss margin	(126.7)%	(128.1)%	(9.5)%	(80.4)%
Adjusted EBITDA Margin	(128.0)%	45.9%	(7.6)%	30.6%

1 IPO contingencies for the three months ended September 30, 2025 are made up of a $1.2 million charge related to the Libertas warrants, net of a $4.5 million gain on deferred compensation. IPO contingencies for the nine months ended September 30, 2025 are made up of $1.0 million related to Kipps, $0.8 million related to the legal settlement, $0.5 million legal accrual, $0.2 million for NGA, $0.3 million bonus, $0.6 million Aspen contingent debt, $1.2 million charge related to the Libertas warrants, $0.1 million cash portion of the Aspen carve-out, net of a $5.9 million gain on deferred compensation.

Investor Relations Contact

Dan Johnson

AIRO Group Holdings, Inc.

InvestorRelations@theairogroup.com

media@theairogroup.com

Source: AIRO Group Holdings, Inc.